EXHIBIT 32

     In connection with the Quarterly Report of Whispering Oaks International, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2008 as filed with the Securities and Exchange Commission (the "Report"), Dr. Ricardo Moro, the Company's Principal Executive Officer and Dr. Gerald Wittenberg the Company's Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                   By:  /s/ Ricardo Moro
                                       --------------------------------------
                                       Dr. Ricardo Moro, Principal Executive
                                         Officert



                                   By:  /s/ Gerald Wittenberg
                                       --------------------------------------
                                       Dr. Gerald Wittenberg, Principal
                                          Financial Officer

May 15, 2008